PRESS RELEASE	Exhibit 99.1

Investor Relations:	Media: David Fraser
Stamford, CT: +1 (203) 904 2410	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. PRESENTS AT
2023 CONSUMER ANALYST GROUP OF NEW YORK (CAGNY) CONFERENCE;
REAFFIRMS 2023 FULL-YEAR FORECAST FOR REPORTED DILUTED EPS
OF $6.09 TO $6.21 AND ADJUSTED DILUTED EPS OF $6.25 TO $6.37,
REPRESENTING CURRENCY-NEUTRAL GROWTH OF 7% TO 9%

STAMFORD, CT, February 22, 2023 – Philip Morris International Inc.’s (PMI) (NYSE: PM) Chief Financial Officer, Emmanuel Babeau, will address investors today at the 2023 Consumer Analyst Group of New York (CAGNY) Conference.
The event will be webcast live in listen-only mode, beginning at approximately 11:00 a.m. ET, at www.pmi.com/2023cagny and on the PMI Investor Relations Mobile Application (accessible on iOS or Android devices). Presentation slides will also be available on the same site and the App. An archived copy of the webcast will be available until 5:00 p.m. ET on Thursday, March 23, 2023, also at www.pmi.com/2023cagny.
The presentation will cover:
•PMI’s progress to date on becoming a predominantly smoke-free business by 2025;
•the powerful financial model underlying the company’s smoke-free transformation;
•the company’s strong multi-category portfolio with leading premium brands in heat-not-burn and oral nicotine;
•PMI’s near-term plans for investing in the commercialization of IQOS in the U.S. and nicotine pouches internationally;
•the role of the company’s combustible tobacco portfolio in its smoke-free transformation;
•PMI’s leadership on sustainability, with a continued focus on the health impact of its products; and
•the company’s capital allocation priorities and unwavering commitment to shareholder returns.
2023 Full-Year Forecast
PMI reaffirms its 2023 full-year reported diluted EPS forecast, announced on February 9th, of $6.09 to $6.21, at then-prevailing exchange rates. Excluding a total 2023 adjustment of $0.16 per share and an unfavorable currency impact, at then-prevailing exchange rates, of $0.15 per share, this forecast represents a projected currency-neutral increase of 7% to 9% versus adjusted diluted EPS of $5.98 in 2022, as outlined in the below table.

	Full-Year
	2023 Forecast			2022	Growth

Reported Diluted EPS	$6.09	-	$6.21	$5.81

Adjustments
Amortization and impairment of intangibles	0.16			0.15
Costs associated with Swedish Match AB offer	̶			0.06
Swedish Match AB acquisition accounting related item	̶			0.06
Tax benefit associated with Swedish Match AB financing	̶			(0.13)
Charges related to the war in Ukraine	̶			0.08
Fair value adj. for equity security investments	̶			(0.02)
Tax Items	̶			(0.03)
Total Adjustments	0.16			0.17

Adjusted Diluted EPS	$6.25	-	$6.37	$5.98
Less Currency	(0.15)
Adjusted Diluted EPS, excluding currency	$6.40	-	$6.52	$5.98	7%	-	9%

The assumptions underlying this forecast remain unchanged versus those communicated by PMI in its earnings release of February 9, 2023.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.
Forward-Looking & Cautionary Statements
The presentation, related discussion and this press release contain projections of future results and goals and other forward-looking statements, including statements regarding business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of COVID-19 on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent, including women or diverse candidates; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our reduced-risk product category's performance.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2022. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.
Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is a leading international tobacco company working to deliver a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products. Since 2008, PMI has invested more than USD 10.5 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. In November 2022, PMI acquired Swedish Match – a leader in oral nicotine delivery – creating a global smoke-free champion led by the companies’ IQOS and ZYN brands. The U.S. Food and Drug Administration (FDA) has authorized versions of PMI’s IQOS Platform 1 devices and consumables and Swedish Match’s General snus as Modified Risk Tobacco Products (MRTPs). As of December 31, 2022, PMI's smoke-free products were available for sale in 73 markets, and PMI estimates that approximately 17.8 million adults around the world had already switched to IQOS and stopped smoking. Smoke-free products accounted for approximately 32% of PMI’s total full-year 2022 net revenues. With a strong foundation and significant expertise in life sciences, PMI announced in February 2021 its ambition to expand into wellness and healthcare areas and, through its Vectura Fertin Pharma subsidiary, aims to enhance life through the delivery of seamless health experiences. For more information, please visit www.pmi.com and www.pmiscience.com.
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